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CONFERENCE CALL TRANSCRIPT

CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL

EVENT DATE/TIME: NOV. 07. 2005 / 1:00PM ET
EVENT DURATION: N/A

CORPORATE PARTICIPANTS
MARK OBERLE

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Celanese Corporation - Vice President of Investor Relations

DAVE WEIDMAN
Celanese Corporation - President and CEO

JOHN J. GALLAGHER III
Celanese Corporation - EVP and CFO

CONFERENCE CALL PARTICIPANTS

DAVID BEGLEITER
Deutsche Bank - Analyst

KEVIN MCCARTHY
Banc of America Securities - Analyst

GREGG GOODNIGHT
UBS Warburg - Analyst

JEFF DANCEY
Cutler Capital Management - Analyst

PRESENTATION

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OPERATOR

Good day ladies and gentlemen and welcome to the Q3 2005 Celanese Corporation's earnings conference call. (Operator Instructions). I would now like to turn the presentation over to your host for today's conference, Vice President of
Investor Relations, Mr. Mark Oberle. Please proceed, sir.

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MARK OBERLE  - CELANESE CORPORATION - VICE PRESIDENT OF INVESTOR RELATIONS

Thank you, Candice. And welcome to Celanese Corporation's third quarter 2005 financial results conference call. My name is Mark Oberle, Vice President of
Investor Relations. On the call today are David Weidman, Chief Executive Officer and John Gallagher, Chief Financial Officer. The Celanese Corporation press release was distributed via Business Wire this morning at 8 a.m. Eastern time and is posted on our website, celanese.com.

During this call, management may make forward-looking statements concerning for example Celanese Corporation's future objectives and results which will be made under the Safe Harbor provisions of the Private Securities Litigation Reform
Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market, political and regulatory factors. More detailed information about these factors is contained in this morning's earnings release and in
Celanese Corporations's filings with the Securities and Exchange Commission.
Celanese Corporation undertakes no obligation to update publicly or revise any forward-looking statements.

Celanese Corporation's third quarter 2005 earnings release references the performance measures net debt, adjusted EBITDA, adjusted net earnings and diluted adjusted earnings per share as non-U.S. GAAP measures. For the most directly comparable financial measures presented in accordance with U.S. GAAP and our financial statements and for a reconciliation of our non-U.S. GAAP measures to U.S. GAAP figures, please see the accompanying schedules to our earnings release which will also be posted on our website, celanese.com.

This morning, Dave Weidman will review the performance of the company and John
Gallagher will provide an overview of the business results and the financials.
We'll have a question and answer period following the prepared remarks. Now, I would like to turn the call over to Dave Weidman. Dave?

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 DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Thank you, Mark. Welcome everyone to the Celanese Corporation third quarter conference call. As you've seen in our press release, the company posted very strong results for the third quarter even with the impact of Hurricane Rita, the consequences of our precautionary controlled shutdown of facilities on the Gulf
Coast and the unprecedented rise in raw material costs in advance of and subsequent to the 2 hurricanes.

Diluted adjusted EPS, one of our primary measures of company performance, was
$0.49 per share or $84 million in adjusted net income. Adjusted EBITDA increased to $253 million in third quarter of 2005, versus $218 million for the same period last year. These results are in the range of the guidance we gave during last quarter's call. The strength of our global franchises, the diversity of our portfolio and the hybrid nature of our businesses allowed us to continue to deliver on our commitments to investors.

Our strategy is clear and remains unchanged. Number 1, to focus our efforts on those businesses where we have global leading positions. Number 2, to develop integrated positions that build off of our best-in-class technology and cost advantage in the acetyl chain. And number 3, to deliver on Celanese specific opportunities that create value for our shareholders by building on our proven track record of productivity and cost improvements.

In a different environment, during the quarter, our business and the teams that run them have delivered. We made tremendous progress on our long-term objectives and produced excellent results in the short term. Our businesses continue to perform at expected high levels in the third quarter. Our chemical products segment benefited from tight supply and demand dynamics especially in Asia due to continued economic growth and industry outages.

Because our acid and VAM units have been running at basically sold out positions, we did lose some margin on the lost production due to plant shutdowns caused by the hurricanes. We estimate that figure to be about $15 million spread between Q3 and Q4. Our organization, employees from the businesses across the company did just a terrific job handling the effects of the hurricanes. Our teams brought the plants down safely and efficiently and also restarted them safely and efficiently. A truly great performance.

Ticona performed well in a very difficult environment. Profitability increased on stronger pricing and SG&A improvements which helped offset higher raw materials cost. These results were achieved in the face of a sluggish automotive sector. Ticona has also done an excellent job in improving their cost position and controlling the controllables. Acetate products had steady results and continued on their aggressive and very successful restructuring activity.
Performance Products was in line with expectations and both businesses continue to be very good cash generators.

In the quarter we achieved a major growth objective. We completed the acquisition of Acetex, a transaction valued at $500 million for both stock and debt which we financed primarily with available cash. Since the acquisition in late July, integration teams have been working hard to identify and realize opportunities for cost savings and efficiencies.

We successfully completed a major step in simplifying the company by purchasing the Celanese AG shares owned by the largest remaining minority shareholder. This now puts our ownership over 95% at the end of the quarter and at approximately
98% as of today. And this allows us to initiate the squeeze out process which our board approved at our directors' meeting last week. We also accomplished the purchase with cash on hand, which we had earmarked for the transaction and believe that the agreement increases value for our shareholders.

We transitioned to purchasing all of our U.S. Gulf Coast methanol needs under our contract with Southern Chemical Corporation. As part of this strategy, we have ceased production of methanol at our Clear Lake and Bishop, Texas plants.
One of the benefits of this strategy is it will reduce our Gulf Coast natural gas exposure by approximately 50%. Finally, we continue our progress in transforming our business with the signing of a letter of intent to sell our COC business. We also completed the sale of our Rock Hill acetate facility.

The fundamentals of our company are very strong and the demand-supply dynamics of the industry remains positive. And looking forward, we, like many other companies, face a significant challenge related to energy costs and other raw materials. The acetyls portion of our chemical products segment has basic products where the environment generally speaking across the industry, is able to respond more quickly to increasing costs. These businesses we expect to be able to have reasonable success in passing through raw material cost increases.

For our downstream businesses, such as Ticona, Acetate Products and some parts of our chemical products business, the sharp recent rise in ethylene, propylene and natural gas prices are compressing margins. These businesses generally price their products based more on value, not strictly input costs or have price increases that lag raw material increases. When costs increase rapidly, margins are compressed, and when input costs decline, margins expand. Because of this, they tend to be countercyclical to basic chemicals and have the positive effect of extending and stabilizing Celanese's earning power. We like this terrifically diverse mix of businesses within our company and feel that our integrated hybrid model delivers excellent value to our shareholders due to lower earnings volatility and less cyclicality over the long run.

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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We've modified our full-year guidance slightly, raising the range between $1.95 and $2.05 per share to reflect the positive value creation of the company's progress in increasing its ownership of Celanese AG. And as we've said throughout the year, we expect to see some temporary easing in the global supply-demand balance in our basic chemicals business in the latter part of 2005 as new capacity in acetic acid and vinyl acetate, primarily in Asia, is brought online. Some of that capacity has been brought on stream early in mid-2005 and the market has reacted by absorbing that capacity with modest expected price declines. Now as the final known amount of new capacity comes on in the fourth quarter, we'd expect the trend of somewhat softening pricing to continue.
However, moving past this quarter, we expect improvement from the current position as market growth helps absorb the capacity.

Overall, Celanese remains committed to our strategy. We will build upon our core businesses, terrifically diverse franchises that are global leaders in the markets in which we participate. We will fuel growth, productivity and innovations through increased earnings and cash flow. And we will build a customer focused performance closer (ph). And a part of that is bringing a team together to meet those objectives.

In this quarter, John Gallagher joined our executive team as Chief Financial
Officer. John, as you all know, is a veteran of the chemical industry and will have a key role in increasing our company's profitability and simplifying operations. I'd like to now turn it over to John who will give you an overview of the financials. John?

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

Thanks, Dave. I'm extremely pleased to be on the call today and to be part of
Celanese. I'm excited about the fundamentals of this company. Again, a company with a diverse and integrated product mix, a company that has a number 1 or 2 position in most of its businesses, a company with leading technology and an advantaged cost position. And a company of great people with a history of executing on their commitments. It is truly an exciting time to be part of
Celanese and I'm happy to report on strong Q3 performance.

Let's start by going through some of the PowerPoint slides that were sent out in addition to the press release and should be on our website on page 7. We posted very strong results and the strength of our integrated business model is reflected in the numbers. Sales increased 21% to $1.5 billion compared to the same period last year on stronger pricing and on the addition of sales from the
Acetex and Vinamul acquisitions, which accounted for about half of this increase.

SG&A was lower in the period, reflecting the continued success of our cost control efforts. Expense was lower in all of our businesses including the chemical segment when you exclude the impact of acquisitions. Operating profit more than tripled to $92 million from the prior year on higher pricing, productivity improvements and lower special charges. 2005 operating profit included $24 million in special charges and $15 million in inventory purchase accounting adjustments related to both the Acetex acquisition and the increased ownership in Celanese AG. 2004 operating profit included $59 million of special charges. Excluding these amounts in both periods, we improved operating profit by $47 million, a great performance in a tough environment.

Net earnings in the quarter were $45 million compared to a loss of $71 million last year. This improvement was driven by the operating factors described previously as well as lower interest expense in 2005. Basic EPS was $0.26 a share and diluted adjusted EPS was $0.49 per share. Our diluted adjusted EPS primarily excludes the special charges, inventory purchase accounting adjustments and has a lower tax rate. Adjusted EBITDA rose 16% to $253 million as compared to $218 million in the same period in 2004 as higher pricing, productivity savings and higher dividends from cost investments offset higher raw material and energy costs.

Now let's focus on each business. Our Chemical Products segment shown on page 8 had a very strong quarter. Sales increased by 31% to $1.1 billion from the third quarter in 2004. Segment earnings increased by 34% to $134 million. Included in segment earnings were $12 million in special charges and $7 million of purchase accounting inventory expense in the quarter versus special charges of only $3 million for the same quarter in 2004.

Our base chemical business, primarily acetic acid and vinyl acetate monomer, continued to experience strong and supportive industry dynamic. The ability of this franchise to quickly react to unforeseen circumstances, such as a massive hurricane and shocks to the hydrocarbon environment, is a testament to the strength of the business model.

The integrated downstream products experienced some margin compression in the quarter. We expect that trend to continue into the fourth quarter. These businesses cannot react as quickly to shocks in the hydrocarbon environment, however, they tend to be somewhat countercyclical and we expect these businesses to hold pricing and therefore experience margin expansion as key raw material and energy costs moderate.

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Turning to page 9, Ticona sales were flat, $212 million, while profit increased
17% to $34 million. Ticona successfully implemented price increases in the quarter, helping to offset higher raw material and energy costs. Softness in the
European automotive sector hurt volumes while productivity efforts enabled the business to post strong earnings. Included in the results were a total of $4 million of special charges and inventory purchase accounting adjustments in 2005 versus $6 million in 2004. Ticona affiliates in Asia and the U.S. brought in increased equity earnings as a result of favorable economic conditions and excellent business performance. Additionally, Ticona showed significant improvements in its cost structure related to its redesign efforts and continued
focus on cost control.

Acetate products on page 10 recorded improved earnings as it continued to restructure the business. Revenue was $163 million versus $176 million last year and segment earnings were $4 million compared to a loss of $39 million in the prior year. The restructuring of the business is on track. As a reminder, the last phase of the restructuring includes our capacity expansions in China, and the closure of our Edmonton site which are scheduled to be completed in 2007.

Let me spend just a minute to walk through this quarter's results so that you have all of the moving pieces. In the third quarter of 2004, we recorded non-cash restructuring charges of $50 million. We only have $9 million of special charges in 2005. Depreciation and amortization are also lower in 2005, again, due to the restructuring as we've closed facilities since the third quarter of 2004. We have $3 million in depreciation and amortization in the quarter of 2005 versus $16 million for the quarter in 2004. We experienced some margin compression due to higher raw materials and energy costs were only partially offset with higher prices. The restructuring benefits are masked by the lost earnings from the filament business we exited.

2005 is a transition year for this business, and going forward we expect margin expansion as well as improved dividends from our joint ventures as the facilities in China are completed. Nutrinova performed well and in line with expectations. Revenue remained relatively unchanged and segment earnings declined slightly from $11 million last year to $10 million this year due to lower pricing of Sunett(R) and impairments of some cost investments offset by cost savings. This business has been bringing in good, steady performance through a focused strategy for Sunett sweetener and cost savings.

On page 11, you can see the summary of the contributions from our equity and cost investments which had another strong quarter. We recorded a total of $54 million in the income statement and received a total of $47 million in cash for the quarter. We're on track to exceed $130 million of dividends by the end of the year.

On page 12, let me take you through the changes in net debt which went from $2.4 billion at June 30, 2005, to $3.1 billion at September 30, 2005. Operating cash flows were approximately $330 million for the third quarter. In July, we completed the Acetex acquisition and in August we completed the redemption of the Acetex 10.875% notes. The total transaction, purchase of the shares and costs associated with redeeming the notes, was approximately $500 million.

Also in August we acquired shares of the largest remaining Celanese AG shareholder. We acquired these shares plus other shares during the amended tender offer for approximately $390 million. Again, we were able to complete this transaction with available cash and now have approximately 98% ownership in
Celanese AG, which allows us to initiate the squeeze-out process.

CapEx was approximately $50 million in the quarter. Even with the Acetex and the
AG shareholder agreement, we were able to end the quarter with $3.1 billion of net debt including $400 million in cash on strong cash-generation from operations. The company is well positioned with the current debt load and maturity schedule. As we see opportunities we will work to deleverage the company's balance sheet.

Let me confirm the updated guidance we provided a couple weeks ago. We expect full-year diluted adjusted EPS to increase from the range of $1.90 to $2.00 to between $1.95 and $2.05. We reaffirmed our adjusted EBITDA guidance range between $1.06 billion and $1.09 billion for the full year. With that I will turn it over to Mark to open the question and answer period.

QUESTION AND ANSWER

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MARK OBERLE  - CELANESE CORPORATION - VICE PRESIDENT OF INVESTOR RELATIONS

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Thanks, John. We ask, as Candice opens it up for questions and answers, that each person has 1 question and a followup. And if you have additional questions please get back in queue. And we'll answer as many questions as we can. Candice?

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OPERATOR

(Operator Instructions). Our first question comes from the line of David
Begleiter of Deutsche Bank. Please proceed.

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DAVID BEGLEITER  - DEUTSCHE BANK - ANALYST

Thank you. Good afternoon.

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

Hi, Dave

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Hi, Dave.

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DAVID BEGLEITER  - DEUTSCHE BANK - ANALYST

All right, David, just on the further weakness in base chemicals pricing VAM and I think acid, how much further pricing do you expect to be pressured by in
Q4 due to the new capacity?

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

David, in our China pricing, there's -- China's the market that has the biggest effect on pricing because it's spot business. We've seen some -- even within the fourth quarter, some real volatility in pricing over there. I think we can safely say that in the November period as we look at pricing now, it's at a level that we think is going to bottom out and then move up from there. I think it's significant also that there is still some price volatility as we have some what we would classify as minor outages within the market. It says that capacity to us, at least, that capacity utilization is relatively tight still and that it's an environment where going forward as that new capacity is absorbed, the pricing environment should continue to improve.

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DAVID BEGLEITER  - DEUTSCHE BANK - ANALYST

And David, is the timing for your new project still early '07?

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Yes, it is. It's on track and we're tracking with it early 2007 commercial sales of product.

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DAVID BEGLEITER  - DEUTSCHE BANK - ANALYST

Any further sense on where BP is in the process?

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 DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

No, not really. There is some announcement in the press about a finalization of a license from the government to go forward and build the facility. I think that is somewhat delayed from what we thought it might be. In addition to that, we're still waiting for announcements on where

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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they might secure their carbon monoxide, their CO, and their natural gas. Those have not come yet. But we fully anticipate that facility will start up. We just don't know, frankly, what the timing will be.

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DAVID BEGLEITER  - DEUTSCHE BANK - ANALYST

Thank you very much.

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OPERATOR

Our next question comes from the line of Kevin McCarthy of Banc of America.
Please proceed.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

Yes. Good morning, Dave.

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Hello, Kevin.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

On your VAM business I saw that you put out a $0.06 increase in the U.S., I believe, for mid-November...

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Right.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

I know you have a lot of contract business in the States. How should we think about those mid-month increases? What percentage of your contracts might allow for implementation there?

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

You know, North America it's a small amount but there is some impact --
potential impact in North America. The larger impact would be in Europe and obviously in Asia. There -- the pricing in Europe is affected to some degree by the pricing in North American denominations that are here. So we felt, given the tightness of the market environment we were in, that it was smart to go out with a price increase.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

Okay. And then 2 financial questions if I may. What are the tax effects associated with the 2 charges that you called out and would you comment on anticipated options expense for 2006 in connection with FAS 123R?

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP and CFO

Yes. First on the tax rate, I would think of it as the GAAP taxes which we have at around 35% and then what we try and do, based on where the restructuring charges were in the regions of the world, we have our ongoing or underlying tax rate at 24%. So that's how I think about it and that's in the schedules attached to the press release, to attempt to normalize for those -- for that tax impact.
But it would be at 24%. On the

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FAS 123 option expense, we are evaluating that. We've put it -- put that evaluation comment in our Q. We think it could be in the $10 million range for
2006.

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KEVIN MCCARTHY  - BANC OF AMERICA SECURITIES - ANALYST

Thanks very much.

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OPERATOR

(Operator Instructions). Our next question comes from the line of Gregg
Goodnight of UBS. Please proceed.

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GREGG GOODNIGHT  - UBS WARBURG - ANALYST

Yes. As a followup to Kevin's question, early in your press release on page 2, you were quoting the $24 million and $15 million charges as pretax. And in table
10 toward the bottom it seems to imply those numbers were actually after tax impacts. What is -- are they after tax or pretax?

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

Yeah. I would admit, and we'll have time in future releases to adjust, it's a confusing presentation. So really they are pretax. They are actually pretax amounts. But because we believe that the underlying tax rate is at 24% versus the 35%, we attempt to adjust that in that line item of $1 million for tax rate differentials. So essentially what you have is additional income at no tax. And that's how we've presented it here.

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GREGG GOODNIGHT  - UBS WARBURG - ANALYST

Okay. So that would take your GAAP income and then raise it to the $0.49 per share which you're showing as adjusted net income, or adjusted EPS?

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

That's right.

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GREGG GOODNIGHT  - UBS WARBURG - ANALYST

Okay. Next question, in terms of repeatability of some of the contribution from, for instance, your National Methanol Company, which is, I guess, handled by cost accounting?

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

That's right.

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

That's correct.

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GREGG GOODNIGHT  - UBS WARBURG - ANALYST

What are we to expect then in the future quarters? Was this a one-time benefit or is this going to be a run rate going forward?

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Well, Gregg, the -- one of the strengths of Celanese is the diversity of the portfolio. High natural gas will have an effect, a negative effect on some of our businesses but in other investments, such as this investment, it has a net positive consequence. As far as JV cash goes, we have issued some guidance on that for the full year. The flow of cash out of the joint ventures is somewhat lumpy due to dividend policies that have been established with joint venture partners. However, the joint venture, the specific one you are asking about, Ibn
Sina, has a very, very low cost base for natural gas and looking forward as methanol and MTBE remain relatively strong, the earnings should hold up fairly well.

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GREGG GOODNIGHT  - UBS WARBURG - ANALYST

Okay. Last question, if I could. Oh, I'm sorry, you said 1 question. I'll get back in the queue. I'm sorry.

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MARK OBERLE  - CELANESE CORPORATION - VICE PRESIDENT, INVESTOR RELATIONS

Thanks, Gregg.

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OPERATOR

Our next question comes from the line of Jeff Dancey of Cutler Capital
Management. Please proceed.

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JEFF DANCEY  - CUTLER CAPITAL MANAGEMENT - ANALYST

Yes. Hi. I was wondering if you'd comment on the level of dividends that you're expecting to receive from the cost investments going forward for the rest of
2005 and 2006.

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

Our guidance -- John, go ahead.

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

I would just comment that we guided in total of that so I think we're saying now that 2005 we expect to exceed $130 million.

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JEFF DANCEY  - CUTLER CAPITAL MANAGEMENT - ANALYST

Yes.

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JOHN GALLAGHER  - CELANESE CORPORATION - EVP AND CFO

So in that $130 million range for the balance of the year, and that'll give you an idea how to figure out the fourth quarter.

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JEFF DANCEY  - CUTLER CAPITAL MANAGEMENT - ANALYST

Okay and going forward how do you sort of model that out?

--------------------------------------------------------------------------------
DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

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NOV. 07. 2005 / 1:00PM, CE - Q3 2005 CELANESE CORP EARNINGS CONFERENCE CALL
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Well, you know, as I shared earlier, we view the diversity of the portfolio as being attractive. As we go forward into 2006 and look at the guidance that we would issue going forward for 2006, we recognize that the joint ventures are not as transparent as some of our other businesses and we'll be updating you on that when we issue 2006 guidance.

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JEFF DANCEY  - CUTLER CAPITAL MANAGEMENT - ANALYST

Okay. Do you have an estimate of when you're going to do that?

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DAVE WEIDMAN  - CELANESE CORPORATION - CEO AND PRESIDENT

We're targeting in our Investor Day which will be held December 13th.

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JEFF DANCEY  - CUTLER CAPITAL MANAGEMENT - ANALYST

Okay. Thanks a lot.

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OPERATOR

(Operator Instructions). Ladies and gentlemen, this concludes the question and answer portion of today's conference. I will turn it back to management for closing remarks.

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MARK OBERLE  - CELANESE CORPORATION - VICE PRESIDENT, INVESTOR RELATIONS

Thank you, Candice. If anyone has any further questions, please feel free to give us a call. If not, thanks for your time and attention. And we look forward to seeing you soon.

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OPERATOR

Thank you for your participation at today's conference. This does conclude the presentation and you may now disconnect. Have a great day.

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